FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT

FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”) dated as of May 3, 2010, by and among PATRIOT NATIONAL BANCORP, INC., a Connecticut corporation (“Patriot”), PATRIOT NATIONAL BANK, a national banking association (the “Bank,” together with Patriot, the “Companies”) and PNBK HOLDINGS LLC, a Delaware limited liability company (the “Investor”).  All capitalized terms unless defined herein shall have the meanings ascribed to them in the SPA (as defined below).

WITNESSETH:

WHEREAS, the Companies and the Investor are parties to a certain Securities Purchase Agreement dated as of December 16, 2009 (the “SPA”); and

WHEREAS, the parties desire to amend the SPA as more specifically set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

PART I.   AMENDMENTS TO SPA

1.           Section 7(a)(iii) of the SPA is hereby amended and restated in its entirety to read as follows:

“(iii)           By the Investor or the Companies, in the event the transactions contemplated hereby are not consummated by July 31, 2010; provided, that the outside closing date shall be further extended to a date that is 5 business days after the date on which all applicable regulators have provided final approvals or rejections of the transactions contemplated by this Agreement and all required regulatory waiting periods have expired, but only if each of the following conditions is satisfied: (a) the Investor has submitted all or substantially all necessary documentation to the applicable regulators on or prior to May 7, 2010, (b) the Investor is diligently pursuing the receipt of such final regulatory approvals, and (c) the Investor has not been notified that such final regulatory approvals shall not be granted (the “Extension Date”).  Notwithstanding the foregoing, in no event shall the Extension Date be extended later than August 31, 2010 unless mutually consented to in writing by the parties, such consent not to be unreasonably withheld or delayed if the receipt of final regulatory approvals reasonably appears to be forthcoming (the “Outside Closing Date”).  The parties hereto agree that in the event the Closing is not consummated on or before the Extension Date or, in the event this Agreement is extended as set forth above, the Outside Closing Date, the SPA shall be automatically terminated and be of no further force or effect as of July 31, 2010 or August 31, 2010 or such Outside Closing Date, respectively, without further action by either party and regardless of whether any party is then in breach of this Agreement, unless an extension is mutually consented to in writing by the parties as set forth above and except for those provisions of this Agreement, including but not limited to Sections 7(b), 6.1(d)(v) and Section 8, which by the express terms of this Agreement survive the termination of hereof.  Furthermore, the failure to consummate the Closing as aforesaid and the automatic termination of this Agreement on the Extension Date or Outside Closing Date, as set forth above, shall constitute a mutual consent as if in writing by the Investor and the Companies to the termination of this Agreement and the abandonment of the transaction, pursuant to Section 7(a)(1) of this Agreement, and effective July 31, 2010 or August 31, 2010 or such Outside Closing Date, as applicable and as set forth above;”

2.           Section 8.5 is hereby amended and restated in its entirety to read as follows:

“8.5           Entire Agreement.  Except as otherwise expressly provided herein, this Agreement (including the documents, agreements and instruments executed or delivered in connection with this Agreement) and the transactions contemplated hereby and thereby constitutes the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral.”

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

PATRIOT NATIONAL BANCORP, INC.

By /s/ Angelo De Caro
Angelo De Caro
Its Chairman and CEO

PATRIOT NATIONAL BANK

By /s/ Angelo De Caro
Angelo De Caro
Its Chairman

PNBK HOLDINGS LLC

By: PNBK Sponsor LLC Its Managing Member

By /s/ Michael A. Carrazza, Manager